                       HATHAWAY CORPORATION PRESS RELEASE
                                                                EXHIBIT 99.1
[LOGO]

                                                        Hathaway Corporation
                                                     8228 Park Meadows Drive
                                                   Littleton, Colorado 80124
                                                   Telephone: (303) 799-8200
                                                         Fax: (303) 799-8880
PRESS RELEASE
FOR IMMEDIATE RELEASE
----------------------------------------------------------------------------

                                          RELEASE:         DECEMBER 19, 2001
                                          CONTACT:             RICHARD SMITH
                                     STOCK SYMBOL:        HATH (NASDAQ-SMALL
                                                                 CAP MARKET)

----------------------------------------------------------------------------
                        HATHAWAY REPORTS BID TO PURCHASE
                             MOTION CONTROL COMPANY

DENVER, COLORADO -- Hathaway Corporation (NASDAQ: HATH) announced today that it has been selected as the Lead Bidder to acquire the business and related assets of the Industrial Devices Division (IDC) of Automation Solutions International LLC (ASI), located in Petaluma, California. ASI is currently a debtor-in-possession in a pending Chapter 11 bankruptcy case and the sale of IDC is being negotiated in accordance with bankruptcy procedures, which are to be submitted to the Bankruptcy Court for approval. Hathaway was selected by ASI, its secured creditor and Creditors' Committee as the Lead Bidder in a bidding process that was completed on Monday, December 17, 2001, subject to definitive documentation, overbidding and Bankruptcy Court approval. The bankruptcy sale procedures call for an auction on February 5, 2002 where other bids will be entertained provided they substantially exceed the undisclosed Hathaway lead bid amount. The sale procedures also provide for a break-up fee equal to five percent of Hathaway's Lead Bid amount to be paid to Hathaway if Hathaway is not the successful bidder. Under the sale procedures, Hathaway, as the Lead Bidder, legally retains the right to match any other bid received in the bankruptcy sale process.

IDC was founded in 1975 and offers a wide range of mechanical and control products for automated positioning applications. IDC's products are used in many applications requiring control of linear position, thrust, speed or position. Examples of applications of its products include controlling the positioning of giant radio telescopes and plant robotic and industrial automation equipment. IDC pioneered the electric cylinder as a simpler, cleaner, more precise, more controllable and generally more cost-effective alternative to hydraulic and pneumatic positioning technology. During the last four quarters ended September 30, 2001, IDC had revenues of $14.2 million and a loss of $1.4 million. IDC's operating results have been significantly influenced by ASI's bankruptcy and the general economic slowdown.

"If completed, the acquisition of IDC will be complementary to Hathaway's Motion Control products and markets," commented Dick Smith, President and CEO of Hathaway. "With IDC's products, Hathaway will enhance its ability to offer motion control systems solutions in addition to being able to supply components to OEMs and other suppliers of motion control systems."

"We are optimistic that once out from under the influence of bankruptcy and with the strength of IDC's management team, IDC will quickly return to profitability," Mr. Smith said.

Headquartered in Denver, Colorado, Hathaway designs, manufactures and sells advanced systems and instrumentation to the worldwide power and process industries, as well as motion control products to a broad spectrum of customers throughout the world. With subsidiaries in the United States and United Kingdom and joint venture investments in China, Hathaway is a leading supplier of systems automation and integration solutions to the world power industry and a leader in motion control products.

The statements in this press release that relate to future plans, events or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statements that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements. The risks and uncertainties include international, national and local general business and economic conditions in the Company's motion control, process and power utilities markets, introduction of new technologies, products and competitors, the ability to protect the Company's intellectual property, the ability of the Company to sustain, manage or forecast its growth and product acceptance, the continued success of the Company's customers to allow the Company to realize revenues from its order backlog and to support the Company's expected delivery schedules, the ability of the Company to meet the technical specifications of its Motion Control customers, the continued availability of parts and components, increased competition and changes in competitor responses to the Company's products and services, changes in government regulations and the ability to attract and retain qualified personnel. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results. The Company has no obligation or intent to release publicly any revisions to any forward looking statements, whether as a result of new information, future events, or otherwise.


                              ***************